UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2025

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300 Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 328-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 19, 2025, Talos Energy Inc. (the “Company”) previously announced the appointment of Mr. Gregory M. Babcock to serve as the Company’s Interim Chief Financial Officer upon the resignation of Mr. Sergio L. Maiworm, Jr. In connection with Mr. Babcock’s appointment, on June 30, 2025, the Company’s Board of Directors approved a supplemental payment to Mr. Babcock of $8,750 per month beginning retroactively from May 1, 2025 through July 31, 2025, and thereafter for each month during which he serves as Interim Chief Financial Officer in order to compensate him for the additional time and increased responsibility associated with the interim transition. Mr. Babcock will continue to serve in his current role as the Company’s Vice President and Chief Accounting Officer. Additional information regarding Mr. Babcock’s appointment can be found in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 19, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Executive Vice President, General Counsel and Secretary